Exhibit 10.26

First Amendment to the

Aon Deferred Compensation Plan

(As Amended and Restated Effective as of November 1, 2002)

WHEREAS, the Aon Deferred Compensation Plan (the “Plan”) was originally effective as of October 1, 1994, and was later amended and restated effective as of November 1,2002.

WHEREAS, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the Board’s authority to do so under Section 6.04 of the Plan.

NOW, THEREFORE, the Plan is amended as follows effective January 1, 2006:

Section 6.04. Section 6.04 shall be deleted and the following substituted in its place:

6.04. Amendment and Termination.  The Plan may, at any time, be amended, modified, or terminated by action of the Board or by action of any person or entity authorized by the Board. Such amendment shall be stated in an instrument in writing. No amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts accrued in his or her Accounts.

IN WITNESS WHEREOF, Aon Corporation has adopted this First Amendment to the Aon Deferred Compensation Plan, effective as set forth above.